Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196886

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 2 DATED MAY 2, 2016
TO THE PROSPECTUS DATED APRIL 1, 2016

This supplement No. 2 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 2 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose the recent share pricing information.

Recent Share Pricing Information

Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from April 1 to April 30, 2016, for all of our classes of common stock:

Date	NAV per Share
	Class A	Class M	Class A-I	Class M-I	Class D (1)
April 1, 2016	$11.15	$11.17	$11.18	$11.18	$11.17
April 4, 2016	$11.15	$11.18	$11.18	$11.18	$11.17
April 5, 2016	$11.15	$11.18	$11.18	$11.18	$11.17
April 6, 2016	$11.15	$11.18	$11.18	$11.19	$11.17
April 7, 2016	$11.15	$11.18	$11.18	$11.19	$11.17
April 8, 2016	$11.15	$11.18	$11.19	$11.19	$11.17
April 11, 2016	$11.16	$11.18	$11.19	$11.19	$11.18
April 12, 2016	$11.16	$11.19	$11.20	$11.20	$11.18
April 13, 2016	$11.16	$11.19	$11.20	$11.20	$11.19
April 14, 2016	$11.17	$11.19	$11.20	$11.20	$11.19
April 15, 2016	$11.17	$11.19	$11.20	$11.20	$11.19
April 18, 2016	$11.17	$11.20	$11.20	$11.20	$11.19
April 19, 2016	$11.17	$11.20	$11.20	$11.21	$11.19
April 20, 2016	$11.17	$11.20	$11.20	$11.21	$11.19
April 21, 2016	$11.17	$11.20	$11.21	$11.21	$11.19
April 22, 2016	$11.17	$11.20	$11.21	$11.21	$11.19
April 25, 2016	$11.17	$11.20	$11.21	$11.21	$11.20
April 26, 2016	$11.17	$11.20	$11.21	$11.21	$11.20
April 27, 2016	$11.17	$11.20	$11.21	$11.21	$11.20
April 28, 2016	$11.17	$11.21	$11.21	$11.21	$11.20
April 29, 2016	$11.19	$11.22	$11.22	$11.23	$11.21

(1) Shares of Class D common stock are only available pursuant to a private placement offering.

Purchases and repurchases of shares of our common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each class, excluding Class D, is (1) posted on our website, www.JLLIPT.com, and (2) made available on our toll-free, automated telephone line, (855) 652-0277.